EXHIBIT 99.1


DHB INDUSTRIES INC.


                          NEWS FROM DHB INDUSTRIES INC
                  2102 SW 2nd Street * Pompano Beach, FL 33069
                   Tel: 954-630-0900 * www.dhbindustries.com


                                               Company Contact: Larry Ellis, CAO
                                                                954-630-0900
                                                                lellis@dhbt.com


FOR IMMEDIATE RELEASE


  DHB Industries, Inc. Announces Appointment of Chief Financial Officer, Senior
       Vice President and Corporate Treasurer, and Senior Vice President
                            and Corporate Controller


Pompano Beach, Florida, June 27, 2006 - DHB Industries, Inc. (AMEX:DHB), a leader in the field of protective body armor, announced today the appointment of Lawrence Young as Chief Financial Officer, effective July 7, 2006. Mr. Young, a Managing Director with AlixPartners, will oversee all corporate financial procedures. Mr. Young has over 18 years of experience in crisis management and business reorganizations, and has assisted companies with financial restructurings, operational improvement plans, and cash management. Over a three-year period, Mr. Young served as Chief Executive Officer, Chief Financial Officer and Chief Restructuring Officer for AT&T Latin America. He also served as Chief Financial Officer and Chief Restructuring Officer of Sunterra Corporation. In those roles, among other responsibilities, he directly led the restructuring of the operations, SEC reporting and financial restatement, cash management, and debt restructuring. Mr. Young holds a Master of Business Administration in finance and accounting from the Wharton School of Business, University of Pennsylvania, is a Certified Reorganization Accountant, and holds the CIRA designation.

Additionally, DHB Industries is enhancing its financial management team by the appointment of Ryan Esko as Senior Vice President and Corporate Treasurer and Mark Thorson as Senior Vice President and Corporate Controller, both also from AlixPartners.

Mr. Esko served as the Corporate Treasurer of Foster Wheeler, a $3.5 billion company, during its turnaround and restructuring period. Additionally, Mr. Esko had a role as Executive Vice President of Finance for an $800 million company and was responsible for the improvement of the finance function and liquidity position of the company. He also held roles at Refco, Quality Stores and RCN during their restructuring and turnaround periods. Esko has designed and implemented turnaround initiatives to improve financial management, operations, controls, and capital structures.

Mr. Thorson is a seasoned accountant with significant experience in operations management in the distribution and manufacturing industries. Mr. Thorson was a Vice President in the consumer products division of Zenith Electronics. While at Zenith, he served as the Controller of a $1 billion division which included five manufacturing plants, three distribution centers, and a parts and service operation. He was also a Controller at a division of a $4 billion manufacturing company and has led numerous accounting improvement projects. Mr. Thorson is a CPA and was an auditor with a major accounting firm.

ABOUT DHB INDUSTRIES, INC.

DHB Industries, Inc.'s Armor Group is in the protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America (PACA) (www.pacabodyarmor.com), are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries Inc., visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) EXPECTATIONS AS TO THE TIMING OF THE FILING OF THE REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006, (2) ANY LISTING REQUIREMENTS WHICH MAY BE PRESCRIBED OR ANY DETERMINATION WHICH MAY BE MADE BY THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF THE CLASS ACTION AND OTHER LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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